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                                  EXHIBIT 15.2




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                         CROUCH, BIERWOLF & CHISHOLM
                         Certified Public Accountants
                         50 West Broadway, Suite 1130
                          Salt Lake City, Utah 84101
                            Office (801) 363-1175
                              Fax (801) 363-0615






                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby acknowledge our awareness and consent to the use of our report, dated May 19, 1998, in a Form S-8, via incorporation by reference to the Form 10-QSB for the quarter ended March 31, 1998 filed by D.H. Marketing & Consulting, Inc.




/s/ CROUCH, BIERWOLF & CHISHOLM


Salt Lake City, Utah
August 6, 1998